KVH Industries, Inc. Innovation that Enables a Mobile World.TM Supplemental Segment Information Exhibit 99.1

KVH Quarterly Revenue and Operating Income by Segment

The tables below reflect the revenues and operating income for our two Operating Segments, **Mobile Connectivity** and **Inertial Navigation** for the most recent 4 quarters, along with the percentage of revenues comprised by the key products and services for each segment

(Unaudited)	For the Quarter Ended			
(Dollars in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Revenue				
Mobile Connectivity	$ 32,900	$ 36,453	$ 36,890	$ 35,265
Inertial Navigation	11,030	9,393	9,076	5,115
Total Revenue	**$ 43,930**	**$ 45,846**	**$ 45,966**	**$ 40,380**
Operating (Loss) Income				
Mobile Connectivity	1,864	4,556	1,631	1,990
Inertial Navigation	2,477	2,126	1,596	(927)
	4,341	**6,682**	**3,227**	**1,063**
Unallocated	(4,609)	(3,669)	(3,920)	(4,437)
Operating (Loss) Income	**$ (268)**	**$ 3,013**	**$ (693)**	**$ (3,374)**
Mobile Connectivity Revenue Components				
Product Sales	19%	22%	25%	27%
Mini VSAT Broadband Airtime	36%	37%	35%	38%
Content and Training	18%	19%	19%	22%
Inertial Navigation Revenue Components				
FOG based G&S products	11%	9%	9%	10%
Tactical Navigation products	12%	10%	9%	2%

KVH

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